Exhibit 10.11

SUBSCRIPTION AND STOCK PURCHASE AGREEMENT

This SUBSCRIPTION AND STOCK PURCHASE AGREEMENT is made as of September 2, 2009 (the “Agreement”), by and between GPS CCMP Acquisition Corp., a Delaware corporation (the “Company”), and Roger W. Schaus, Jr. (the “Purchaser”).

W I T N E S S E T H :

WHEREAS, reference is made to that certain Exchange Agreement, dated as of and after November 25, 2008 (the “Exchange Agreement”), by and among CCMP Capital Investors II., L.P. and CCMP Capital Investors (Cayman) II, L.P. (collectively, the “CCMP Capital Investors”) and the Company, pursuant to which from time to time between December 2, 2008 and July 17, 2009 the Company issued an aggregate of 7,760.8845 shares of Series A Preferred Stock (“Series A Preferred Stock”), par value $0.01 per share, to CCMP Capital Investors II., L.P. and CCMP Capital Investors (Cayman) II, L.P. (collectively, the “CCMP Capital Investors”) in a series of exchanges for certain First Lien Term Loans and Second Lien Term Loans (as such terms are defined in that certain Credit Agreement, dated as of November 10, 2006, by and among Generac Power Systems, Inc., as borrower, and the other parties thereto) in an aggregate principal amount equal to $154,814,528 (collectively, the “Exchange”);

WHEREAS, the CCMP Capital Investors also purchased 1,550 shares of the Company’s Series A Preferred Stock in an equity investment of $15,500,000 (together with the Exchange, the “CCMP Transactions”);

WHEREAS, pursuant to the Certificate of Designations Establishing the Voting Powers, Designations, Preferences, Limitations, Restrictions and Relative Rights of Series A Preferred Stock (as amended, modified or supplemented from time to time, the “Certificate of Designations”), among other things, the Series A Preferred Paid-in Capital (as defined in the Certificate of Designations) of shares of the Company’s Series A Preferred Stock obtained by the CCMP Capital Investors from time to time in connection with the CCMP Transactions (the “CCMP Shares”) was initially the amount paid for each CCMP Share when it was issued (i.e., $10,000 per share) and such amount for each CCMP Share has increased from the date of issuance of each CCMP Share at a rate of 14% per annum (calculated quarterly and compounded on the basis of a 360 day year of 12 months);

WHEREAS, the board of directors of the Company authorized the issuance of an additional 2,000 shares (the “Newly Issued Shares”) of Series A Preferred Stock (the “New Issuance” and, together with the CCMP Transactions, the “Transactions”), resulting in the total number of securities issued or to be issued by the Company pursuant to the Transactions being equal to 11,310.8845 shares of Series A Preferred Stock (the “Securities”);

WHEREAS, in accordance with Section 4.04 of that certain Shareholders’ Agreement, dated as of November 10, 2006 (as modified by that certain Waiver Agreement, dated November 25, 2008, the “Shareholders’ Agreement”), by and among the Company and the other parties thereto, in connection with the Transactions and pursuant to that certain Offer Notice, dated July 23, 2009 (the “Offer Notice”), by the Company to the Purchaser, the CCMP Capital Investors and the Company offered the Purchaser, and certain other investors in the Company, the opportunity to purchase a number of Securities equal to the Purchaser’s pro rata share of the Securities;

WHEREAS, for purposes of administrative convenience, the Purchaser is purchasing all of the Purchased Shares (as defined below) directly from the Company rather than purchasing the Purchaser’s applicable pro rata share of the CCMP Shares from the CCMP Capital Investors and separately purchasing the Purchaser’s applicable pro rata share of the Newly Issued Shares from the Company;

WHEREAS, the parties hereto desire the Series A Preferred Unreturned Paid-in Capital (as defined in the Certificate of Designations) in respect of all of the Securities, including the shares to be purchased hereunder, to be a weighted average that includes all of the increases to the Series A Preferred Paid-In Capital on all of the Securities since the date of issuance thereof under the terms of the Certificate of Designations, the methodology for which is set for on Schedule I attached hereto;

WHEREAS, in connection with the Offer Notice and on the terms and subject to the conditions set forth herein, the Purchaser desires to subscribe for and purchase, and the Company desires to sell to the Purchaser that number of shares of Offered Securities set forth on Schedule II attached hereto opposite the Purchaser’s name (each share, a “Purchased Share” and, collectively, the “Purchased Shares”), which Purchased Shares shall have a Series A Preferred Unreturned Paid-in Capital as set forth on Schedule II opposite the Purchaser’s name;

WHEREAS, the sale of the Purchased Shares shall be in full satisfaction of the obligations of the Company under Section 4.04 of the Shareholders’ Agreement and any other rights that the Purchaser has or may have had with respect to the Transactions pursuant to the Shareholders’ Agreement, including, without limitation, under any of the other sections of Article 4 thereof; and

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF SHARES

1.1                                   Sale and Issuance of Shares. Subject to the terms and conditions of this Agreement, the Purchaser does hereby subscribe for and agree to purchase, and the Company does hereby agree to sell to the Purchaser, the number of Purchased Shares set forth in the column “Number of Series A Preferred Shares” on Schedule II hereto opposite the Purchaser’s name for the aggregate purchase price set forth in the column “Total Cost” on Schedule II opposite the Purchaser’s name.

1.2                                   Series A Preferred Unreturned Paid-in Capital of Purchased Shares. For purposes of clarity and notwithstanding anything to the contrary herein or otherwise, the parties hereto hereby agree, acknowledge and confirm in all respects that the Series A Unreturned Preferred Paid-in Capital in respect to each Purchased Share will be as set forth on Schedule II opposite the Purchaser’s name and the same shall be reflected on the books and records of the Company. The Series A Preferred Unreturned Paid-in Capital of each Purchased Share shall continue to increase or decrease pursuant to the terms of the Certificate of Designations.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchaser as follows:

2.1                                   Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

2.2                                   Authorization. The Company has full corporate power and authority to execute and deliver this Agreement and all other agreements and instruments contemplated hereby to which the Company is a party and to perform its obligations hereunder and thereunder. All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement by the Company, and for the authorization, issuance and delivery of the Purchased Shares being sold under this Agreement, has been taken. This Agreement, when executed and delivered by all parties hereto, shall constitute the valid and legally binding obligation of the Company, except to the extent the enforceability thereof may be limited by bankruptcy laws, insolvency laws, reorganization laws, moratorium laws or other laws affecting creditors’ rights generally or by general equitable principles.

2.3                                   Validity of Shares. The Purchased Shares, when issued, sold and delivered in accordance with the terms of this Agreement, shall be duly and validly issued, and fully paid and nonassessable, free and clear of all liens and encumbrances (other than those created by the Purchaser).

2.4                                   Securities Act. The sale of Purchased Shares in accordance with the terms of this Agreement (assuming the accuracy of the representations and warranties of the Purchaser contained in Article III hereof) is exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”).

ARTICLE III

REPRESENTATIONS, WARRANTIES

AND AGREEMENTS OF THE PURCHASER

3.1                                   The Purchaser hereby represents and warrants to the Company that:

(a)                                   Authorization. The Purchaser is authorized and qualified and has full right and power to execute and deliver this Agreement and all other agreements and instruments contemplated hereby to which the Purchaser is a party, and to perform its obligations hereunder and thereunder. This Agreement and all other agreements and instruments contemplated hereby to which the Purchaser is a party have been duly authorized, executed and delivered by or on behalf of the Purchaser. Assuming the due authorization, execution, delivery and performance of this Agreement and all other agreements and instruments contemplated hereby by the other parties hereof and thereof, this Agreement and all other agreements and instruments contemplated hereby to which the Purchaser is a party are legal, valid and binding agreements, enforceable against the Purchaser in accordance with their terms.

(b)                                  Investment Representations.

(i)                                    The Purchased Shares to be received by the Purchaser will be acquired by it for its own account (or in the case of a custodian, for the account of its affiliated funds), not as a nominee or agent, and not with a view to the sale or distribution of any part thereof in violation of applicable federal and state securities laws, and it has no current intention of selling, granting a participation in or otherwise distributing the same, in each case, in violation of applicable federal and state securities laws. By executing this Agreement, the Purchaser further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant a participation to such person, or to any third person, with respect to any of the Purchased Shares to be received by the Purchaser, in each case, in violation of applicable federal and state securities laws.

(ii)                                 The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment. The Purchaser further represents that it has had, during the course of the transactions contemplated hereby and prior to its purchase of the Purchased Shares, the opportunity to ask questions of, and receive answers from the Company concerning the terms and conditions of the offering and to obtain additional information necessary to verify the accuracy of any information furnished to it or to which it had access. The Purchaser understands that no federal or state agency has passed upon this investment or upon the Company, nor has any such agency made any finding or determination as to this investment.

(iii)                              The Purchaser understands that the Purchased Shares to be received may not be sold, transferred or otherwise disposed of without registration under the 1933 Act or an exemption therefrom, and that in the absence of an effective registration statement covering such Purchased Shares or an available exemption from registration under the 1933 Act, such Purchased Shares must be held indefinitely. The Purchaser is prepared to bear the economic risk of this investment for an indefinite period of time. In particular, the Purchaser acknowledges that it is aware that such Purchased Shares may not be sold pursuant to Rule 144 promulgated under the 1933 Act unless all of the conditions of that Rule are met. Among the current conditions for use of Rule 144 by certain holders is the availability to the public of current information about the Company. Such information is not now available, and the Company has no current plans to make such information available. The Purchaser represents that, in the absence of an effective registration statement covering such Purchased Shares, it will sell, transfer or otherwise dispose of such Purchased Shares only in a manner consistent with its representations set forth herein and then only in accordance with the Shareholders’ Agreement.

(iv)                             The Purchaser acknowledges that this investment is not recommended for investors who have any need for a current return on this investment or who cannot bear the risk of losing their entire investment. The Purchaser acknowledges that: (i) it has adequate means of providing for its current needs and possible personal contingencies and has no need for liquidity in this investment; (ii) its commitment to investments which are not readily marketable is not disproportionate to its net worth; and (iii) its investment in the Purchased Shares will not cause its overall financial commitments to become excessive.

3.2                                  Legends; Stop Transfer.

(a)                                   The Purchaser acknowledges that all certificates evidencing the Purchased Shares shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH

REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

3.3                                 The certificates evidencing the Purchased Shares shall also bear any legend required by any applicable state securities law.

ARTICLE IV

MISCELLANEOUS

4.1                                  No Waiver; Modifications in Writing. This Agreement sets forth the entire understanding of the parties, and supersedes all prior agreements, arrangements and communications, whether oral or written, with respect to the specific subject matter hereof. No waiver of or consent to any departure from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Purchaser.

4.2                                  Execution of Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

4.3                                  Binding Effect; Assignment. The rights and obligations of each party under this Agreement may not be assigned to any other person; provided that the Purchaser shall have the right to assign its rights and obligations hereunder to any of its affiliated investment funds. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any person other than the parties to this Agreement, and their respective successors and assigns. This Agreement shall be binding upon the Company and the Purchaser and their respective successors and permitted assigns.

4.4                                  Governing Law. This Agreement shall be governed by the laws of the State of Delaware as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

4.5                                  Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

4.6                                  Survival of Agreements, Representations and Warranties. All agreements, representations and warranties contained herein or made in writing by or on behalf the Company or the Purchaser, as the case may be, in connection with the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement and the sale and purchase of the Purchased Shares and payment therefor.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

GPS CCMP ACQUISITION CORP.

By:	/s/ Aaron P. Jagdfeld
Name: Aaron P. Jagdfeld
Title: President

ROGER W. SCHAUS, JR.

By:	/s/ [ILLEGIBLE]

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